Exhibit 1

VIRGINIA GOLD MINES INC.
(An exploration company)
Interim Balance Sheet (unaudited)
(expressed in Canadian dollars)

	As at May 31	As at February 28,
	2005	2005
	$	$
(restated)
(note 1)
ASSETS
Current assets
Cash and cash equivalents	9 874 920	7 318 302
Short-term investments (quoted market value: $22 408 088;
$9 664 926 as at February 28, 2005)	20 798 370	8 196 733
Amounts receivable	7 107 306	5 082 525
Prepaid expenses	144 353	64 111
	37 924 949	20 661 671

Deposit on exploration costs	49 430	49 430
Long-term investments (quoted market value: $55 000; $42 500 as at February 28, 2005)	13 585	13 585
Office equipment, at cost less accumulated depreciation of
$13 970 ($12 790 as at February 28, 2005)	16 529	17 470
Mining properties (note 3)	10 834 229	8 205 876
Web site development expenses, at cost less accumulated
amortization of $3 157 ($2 846 as at February 28, 2005)	3 841	4 152
	48 842 563	28 952 184

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities
Related companies	65 458	207 227
Others	1 393 344	706 289
	1 458 802	913 516

SHAREHOLDERS' EQUITY

Share capital (note 4a)	75 198 581	56 253 306
Stock options (note 5a)	434 056	460 466
Unit options (note 5b)	249 301	--
Warrants (note 4b)	524 389	554 380
Contributed surplus	1 274	1 274
Deficit	(29 023 840)	(29 230 758)
	47 383 761	28 038 668
	48 842 563	28 952 184

Approved by the Board of Directors, (s) André Gaumond , director (s) André Lemire , director

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statement of Deficit (unaudited)
For the three-month periods ended May 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004
	$	$
(restated)
(note 1)

Balance - Beginning of period	29 230 758	24 495 209

Cancellation of stock options	--	53 734

Net loss (earnings) for the period before restatements	165 282	(23 400)

As previously reported	29 396 040	24 525 543

Restatements (note 1)	(372 200)	--

Balance restated - End of period	29 023 840	24 525 543

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statements of Earnings (unaudited)
For the three-month periods ended May 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004
	$	$
(restated)
(note 1)
Revenues
Dividends	80 679	69 194
Interest	213 811	664
Fees	58 002	33 860
	352 492	103 718

Expenses
Professional and maintenance fees	64 419	63 885
Management fees	134 000	81 687
Rent and office expenses	168 199	74 659
Advertising and exhibitions	74 615	48 013
Travelling	63 534	37 640
Depreciation of office equipment	1 180	291
Amortization of Web site development expenses	311	355
General exploration costs	33 312	44 976
Grants, credit on duties refundable for losses
and refundable tax credit for resources	9 096	(115 636)
Cost of abandoned or written-off mining properties	163 480	703
Bad debts	--	10 130
Gain on sale of short-term investments	(136 756)	(173 795)
Loss on sale of long-term investments	--	10 428
Gain on sale of mining properties	(429 816)	--
	145 574	83 336

Earnings before income taxes	206 918	20 382

Income tax recovery	--	(3 018)

Net earnings for the period	206 918	23 400

Basic and diluted net earnings per share	0,005	0,001

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statements of Cash Flows (unaudited)
For the three-month periods ended May 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004
	$	$
(restated)
(note 1)
Cash flows from operating activities
Net earnings for the period	206 918	23 400
Items not affecting cash and cash equivalents
Cost of abandoned or written-off mining properties	163 480	703
Depreciation of office equipment	1 180	291
Amortization of Web site development expenses	311	355
Gain on sale of short-term investments	(136 756)	(173 795)
Gain on sale of mining properties	(429 816)	--
Loss on sale of long-term investments	--	10 428
	(194 683)	(138 618)

Net change in non-cash working capital items
Income taxes recoverable	--	(13 694)
Amounts receivable	536 704	5 748
Prepaid expenses	(80 242)	179 557
Accounts payable and accrued liabilities	130 635	175 859
	392 414	208 852

Cash flows from financing activities
Share capital issued	20 226 153	37 191
Share issue expenses	(1 087 978)	--
Stock options cancelled	--	(53 734)
	19 138 175	(16 543)

Cash flows from investing activities
Increase in short-term investments	(12 464 881)	(2 928 990)
Variation in deposit on exploration costs	--	(150 000)
Variation in long-term investments	--	(24 126)
Additions to mining properties	(4 508 851)	(1 426 455)
Grants received	--	22 500
Additions to office equipment	(239)	--
	(16 973 971)	(4 507 071)

Net change in cash and cash equivalents	2 556 618	(4 314 762)
Cash and cash equivalents - Beginning of period	7 318 302	8 943 666
Cash and cash equivalents - End of period	9 874 920	4 628 904

Additional information
Interest received	180 667	198 306
Income taxes paid	86	2 304
Items not affecting cash and cash equivalents related to financing and investing activities
Long-term investments transferred in
short-term investments	--	12 405
Credit on duties refundable for losses and refundable tax
credit receivable related to exploration costs applied
against mining properties	6 005 944	2 349 102
Additions to mining properties included in
accounts payable and accrued liabilities	1 208 572	886 142
Stock options exercised and included in share capital	26 410	6 900
Warrants exercised and included in share capital	554 380	--
Warrants granted and included in share capital	524 389	147 793
Unit options granted and included in share capital	249 301	--
Amounts receivable on sale of mining properties	434 085	--

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

1 Restatements

The interim financial statements for the three-month period ended May 31, 2005, filed on SEDAR on July 15, 2005 and on EDGAR on July 20, 2005 have been subject to the following restatements:

$
Balance Sheets

Current assets before restatements	38 170 935
Overstatement of tax credits receivable	(680 071)
Understatement of amounts receivable for sale of mining properties	434 085
Current assets after restatements	37 924 949

Mining properties before restatements	10 216 043
Overstatement of refundable tax credits receivable applied against
mining properties	622 455
Sale of mining properties	(4 269)
Mining properties after restatements	10 834 229

Shareholders' Equity

Share capital before restatements	75 266 936
Decrease in the fair value of warrants granted during the quarter following
a change in the assumed expected volatility	180 946
Share issue expenses related to unit options granted	(249 301)
Share capital after restatements	75 198 581

Unit options before restatements	--
Fair value of unit options granted in March 2005
and not initially valued	249 301
Unit options after restatements	249 301

Warrants before restatements	705 335
Decrease in the fair value of warrants granted during the quarter
following a change in the assumed expected volatility	(180 946)
Warrants after restatements	524 389

Statements of Earnings

Net loss before restatements	(165 282)
Refundable tax credit for losses overstated	(57 616)
Gain on sale of mining properties	429 816
Net earnings after restatements	206 918

Basic earnings and diluted net loss per share before restatements	(0,004)

Basic and diluted net earnings per share after restatements	0,005

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

$
Statement of Cash Flows

Cash flows from operating activities before restatements	(1 072 483)
Gain on sale of mining properties	(429 816)
Understatement of cost of mining properties abandoned	32 457
Reclassification of items in investing activities	1 862 256
Cash flows from operating activities after restatements	392 414

Cash flows from investing activities before restatements	(15 955 714)
Transfer of short-term investments to cash and cash equivalents	648 459
Variation in exploration funds reclassified in cash and cash equivalents	(201 819)
Increase in additions to mining properties following restatements	397 359
Reclassification of items from operating activities	(1 862 256)
Cash flows from investing activities after restatements	(16 973 971)

2 Interim financial information
The financial information as at May 31, 2005 and for the three-month periods ended May 31, 2005 and 2004 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of the company’s most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These interim financial statements should be read in conjunction with the company’s most recent annual financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

3	Mining properties

						Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses, refundable tax credit for resources and grants

		# claims # permits	Undivided interest	Balance as at March 1, 2005	Costs incurred		Balance as at May 31 2005
			%	$	$	$	$
							(restated)
							(note 1)
	Corvet Est	703
	Mining property		100	55 401	--	(25 000)	30 401
	Exploration costs			950 271	751	86 707	1 037 729
				1 005 672	751	61 707	1 068 130

	Coulon	1 505
	Mining property		100	109 429	--	--	109 429
	Exploration costs			688 477	4 613	52 453	745 543
				797 906	4 613	52 453	854 972

	Auclair	290
	Mining property		100	239 138	--	--	239 138
	Exploration costs			146 567	1 188	(545)	147 210
				385 705	1 188	(545)	386 348

	Lac Gayot	75
	Mining property	4	50	38 731	--	--	38 731
	Exploration costs			682 741	773	12 985	696 499
				721 472	773	12 985	735 230

	Poste Lemoyne Ext.	113
	Mining property		50	15 455	--	--	15 455
	Exploration costs			417 258	--	9 270	426 528
				432 713	--	9 270	441 983

	Lac Noëlla	120
	Mining property	1	100	36 833	--	--	36 833
	Exploration costs			317 619	201 476	(102 249)	416 846
				354 452	201 476	(102 249)	453 679

			(forward)	3 697 920	208 801	33 621	3 940 342

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses, refundable tax credit for resources and grants

	# claims # permits	Undivided interest	Balance as at March 1, 2005	Costs incurred		Balance as at May 31 2005
		%	$	$	$	$
(restated)
(note 1)

	(brought forward)		3 697 920	208 801	33 621	3 940 342

Eleonore	1 130
Mining property		100	160 994	6 050	--	167 044
Exploration costs			2 772 151	3 862 564	(1 533 976)	5 100 739
			2 933 145	3 868 614	(1 533 976)	5 267 783

Megatem	882
Mining property		45	23 768	--	--	23 768
Exploration costs			696 962	70 031	(8 515)	758 478
			720 730	70 031	(8 515)	782 246

Megatem III	463
Mining property		49	--	--	--	--
Exploration costs			207 097	--	--	207 097
			207 097	--	--	207 097

Others
Mining properties			317 457	106 864	(75 770)	348 551
Exploration costs			329 527	24 059	(65 376)	288 210
			646 984	130 923	(141 146)	636 761

			8 205 876	4 278 369	(1 650 016)	10 834 229

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Deferred Exploration Costs
Three-Month Periods Ended

	May 31,	May 31,
	2005	2004
	$	$
(restated)
(note 1)

Balance - Beginning of period	8 205 876	8 438 219

Expenses incurred during the period

Claims and permits	112 914	93 069
Analyses	259 916	68 538
Drilling	2 220 458	712 128
Geophysics	182 401	215 036
Geology	431 087	85 205
Transport	594 363	337 119
Blasting	32 568	12 494
Salaries	375 837	134 314
Accomodation	68 825	24 025
	4 278 369	1 681 928

Option payments	(25 000)	--
Mining properties abandoned, written off or sold	(169 375)	(704)
Credit on duties refundable for losses and
refundable tax credit for resources	(1 455 641)	(632 017)
	(1 650 016)	(632 721)

Balance - End of period	10 834 229	9 487 426

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

4 Share capital a) Authorized Unlimited number of common shares, without par value

Variation of issued share capital

	Number	Stated value
$
(restated)
Balance as at March 1, 2005	38 959 078	56 253 306
Stock options exercised	110 500	139 030
Warrants exercised	1 988 022	4 554 913
Private placement	3 930 000	14 251 332 *
Balance as at May 31, 2005	44 987 600	75 198 581

* Net of share issue expenses of $1 337 279

b) Warrants

	Number	Carrying value	Weighted average
		(restated)	exercise price
		$	$
Outstanding as at March 1, 2005	1 988 022	554 380	2,01
Granted	982 499	524 389	5,40
Exercised	(1 988 022)	(554 380)	2,01
Outstanding as at May 31, 2005	982 499	524 389	5,40

Warrants expire at the latest on September 11, 2006.

The fair value of warrants granted during the three-month period ended May 31, 2005, was estimated using the
Black-Scholes model with the following assumptions:

Risk-free interest rate 2.77%
Expected volatility 56%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value $0,534

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

5 a) Stock option plan

The company established a stock option plan under which certain key employees, officers, directors and suppliers may be granted stock options of the company. A maximum of 6 480 842 stock options (maximum of 5% of the number of common shares outstanding in favour of one person) may be granted.

Options granted expire after a maximum of ten years after the date of grant. There is no vesting period.

The following table presents the stock option activity since March 1, 2005 and summarizes information about fixed stock options outstanding and exercisable as at May 31, 2005.

			Weighted
			average
			exercise
		Carrying value	price
	Number	$	$
		(restated)
		(note 1)
Outstanding and exercisable as at March 1, 2005	2 213 309	460 466	1,02
Exercised	(110 500)	(26 410)	1,02

Outstanding and exercisable as at May 31, 2005	2 323 809	434 056	1,02

	Options	Weighted
	outstanding	average	Weighted
	and	remaining	average
	exercisable	contractual	exercise
	as at	life	price
	May 31, 2005	(years)	$
Range of exercise prices
$0.43 to $0.90	1 731 809	3,71	0,74
$1.23 to $1.42	211 000	8,87	1,33
$3.62	160 000	9,63	3,62

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

b) Unit options
The following table presents the unit option activity since March 1, 2005 and summarizes information about unit options outstanding and exercisable as at May 31, 2005.

Weighted
			Weighted	average
			average	remaining
			exercise	contractual
		Carrying value	price	life
	Number	$	$	(years)
(restated)
(note 1)
Outstanding and exercisable as at March 1, 2005	--	--	--
Granted	235 800	249 301	4,10	0,77

Outstanding and exercisable as at May 31, 2005	235 800	249 301	4,10	0,77

The fair value of unit options, granted during the three-month period ended May 31, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2.77%
Expected volatility 56%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value of unit options granted $1.06

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

6 Net earnings per share

Three-Month Periods Ended

	May 31,	May 31,
	2005	2004
	$	$

Basic weighted average number of shares
oustanding	43 779 572	36 605 567
Stock options	1 674 193	1 214 439
Unit options	36 188	--
Warrants	486 772	--

Diluted weighted average number of shares
outstanding	45 976 725	37 820 006

Items excluded from the calculation of diluted
earnings per share because their exercise price
was greater than the average quoted value
of the common shares
Stock options	--	129 500
Warrants	982 499	3 198 066

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

7 Differences between Canadian and U.S. GAAP
These interim financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. Note 17 to the company’s most recent annual financial statements describes the material differences between Canadian and U.S. GAAP. This note describes additional changes that have been brought since the most recent annual financial statements and provides a quantitative analysis of the material differences. All disclosures required in annual financial statements under U.S. GAAP have not been provided in these interim financial statements.

Restatements
The financial statements for the three-month period ended May 31, 2005, filed on SEDAR on July 15, 2005 and on EDGAR on July 20, 2005 have been subject to the following restatements:

Statements of Earnings	$

Comprehensive loss for the period in accordance with U.S. GAAP before
restatements	2 711 843
Restatements made to earnings in accordance with Canadian GAAP	(372 200)
Restatements to mining properties made in accordance with Canadian GAAP	618 186
Other adjustments	398
Comprehensive loss for the period in accordance with U.S. GAAP after restatements	2 958 227

Basic and diluted net loss per share in accordance with U.S. GAAP
before restatements	0,062

Basic and diluted net loss per share in accordance with U.S. GAAP
after restatements	0,071

Accumulated Deficit

Accumulated deficit in accordance with U.S. GAAP before restatements	44 817 833
Restatements made to the net loss for the period in accordance with U.S. GAAP	245 986
Accumulated deficit in accordance with U.S. GAAP after restatements	45 063 819

Balance Sheets

Current assets in accordance with U.S. GAAP before restatements	39 780 965
Restatements made in accordance with Canadian GAAP	(245 986)
Other adjustments to current assets	(312)
Current assets in accordance with U.S. GAAP after restatements	39 534 667

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

$
Statements of Cash Flows

Cash flows from financing activities in accordance with U.S. GAAP before
restatements	19 138 175
Variation in exploration funds initially presented in investing activities	201 819
Cash flows from financing activities in accordance with U.S. GAAP after
restatements	19 339 994

Cash flows from investing activities in accordance with U.S. GAAP before
restatements	(12 911 760)
Variation in exploration funds reclassified in financing activities	(201 819)
Transfer of short-term investments to cash and cash equivalents	648 459
Cash flows from investing activities in accordance with U.S. GAAP after
restatements	(12 465 120)

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Reconciliation of net loss to conform with U.S. GAAP
The following summary sets out the material adjustments to the company's reported net earnings and net earnings per share which would be made to conform with U.S. GAAP.

Three-Month Periods Ended

	May 31,	May 31,
	2005	2004
	$	$
(restated)
(note 1)

Net earnings for the period in
accordance with Canadian GAAP	(206 918)	(23 400)
Mining properties	2 628 353	1 049 207
Stock options granted to non-employees
and repricing	741 067	(447 027)
Tax effect of flow-through shares	(50 250)	--

Net loss for the period in accordance
with U.S. GAAP	3 112 252	578 780

Other comprehensive loss
Unrealized (gains) losses on short-term investments	(141 525)	182 207
Unrealized (gains) losses on long-term investments	(12 500)	1 293
Comprehensive loss	2 958 227	762 280

Basic and diluted net loss per share
in accordance with U.S. GAAP	0,071	0,016

Basic and diluted weighted average number of
shares issued and outstanding in accordance
with U.S. GAAP	43 779 572	36 605 567

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

As a result of the above adjustments to net earnings, differences with respect to shareholders' equity under U.S. GAAP are as follows:

	As at	As at
	May 31, 2005	February 28, 2005
	$	$
(restated)
(note 1)
Share capital
Share capital in accordance with Canadian GAAP	75 198 581	56 253 306
Stock options	434 056	460 466
Unit options	249 301	--
Warrants	524 389	554 380
Stock-based compensation costs	4 470 168	3 729 101
Tax effect of flow-through shares	31 826	31 826

Share capital in accordance with U.S. GAAP	80 908 321	61 029 079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1 274	1 274
Stock options cancelled	703 756	703 756
Contributed surplus in accordance with U.S. GAAP	705 030	705 030

Accumulated deficit
Accumulated deficit in accordance with Canadian GAAP	29 023 840	29 230 758
Mining properties	10 834 229	8 205 876
Stock-based compensation costs	5 173 924	4 432 857
Tax effect of flow-through shares	31 826	82 076
Deficit in accordance with U.S. GAAP	45 063 819	41 951 567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1 468 193	429 521
Unrealized gains occurred during the period	141 525	1 038 672

Balance - End of period	1 609 718	1 468 193

Unrealized gains on long-term investments
Balance - Beginning of period	28 915	148 360
Unrealized gains occurred during the period	12 500	(119 445)

Balance - End of period	41 415	28 915

Other accumulated comprehensive income	1 651 133	1 497 108

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Balance Sheets

	As at	As at
	May 31,	February 28,
	2005	2005
	$	$
(restated)
(note 1)

Current assets
Cash and cash equivalents	9 874 920	7 116 483
Exploration funds	--	201 819
Short-term investments	22 408 088	9 664 926
Amounts receivable	7 107 306	5 082 525
Prepaid expenses	144 353	64 111
	39 534 667	22 129 864

Deposit on exploration costs	49 430	49 430
Long-term investments	55 000	42 500
Office equipment	16 529	17 470
Web site development expenses	3 841	4 152
	39 659 467	22 243 416

Current liabilities
Accounts payable and accrued liabilities
Related companies	65 458	207 227
Others	1 393 344	756 539
	1 458 802	963 766

Shareholders' Equity
Share capital	80 908 321	61 029 079
Contributed surplus	705 030	705 030
Deficit	(45 063 819)	(41 951 567)
Other accumulated comprehensive income	1 651 133	1 497 108
	38 200 665	21 279 650
	39 659 467	22 243 416

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Cash Flows

Three-Month Periods Ended

	May 31,	May 31,
	2005	2004
	$	$
(restated)
(note 1)

Operating activities	(4 116 437)	(1 195 103)
Financing activities	19 339 994	1 757 440
Investing activities	(12 465 120)	(3 103 116)

Increase (decrease) in cash and cash equivalents	2 758 437	(2 540 779)

Cash and cash equivalents - Beginning of period	7 116 483	2 540 779

Cash and cash equivalents - End of period	9 874 920	--

Statements of Earnings

Three-Month Periods Ended

	May 31,	May 31,
	2005	2004
	$	$
(restated)
(note 1)

Revenues	352 492	103 718
Expenses	(3 514 994)	(685 516)

Loss before income taxes	(3 162 502)	(581 798)

Income taxes recovery	(50 250)	(3 018)

Net loss for the period in accordance with U.S. GAAP	(3 112 252)	(578 780)